NEWS RELEASE

ALASKA SILVER ANNOUNCES APPOINTMENT OF AARON SCHUTT AS DIRECTOR

TUCSON, ARIZONA, US - May 14, 2026 - Alaska Silver Corp. (the "Company," "Alaska Silver"  (TSXV: "WAM") announces the appointment of Mr. Aaron Schutt to the Board of Directors of the Company effective May 13, 2026.  A native Alaskan, Mr. Schutt is currently the President and CEO of Doyon Limited.

In his role as CEO and President, Mr. Schutt is responsible for the overall direction of the Doyon Family of Companies with +$500 million of revenue.  During his 20 years with Doyon, Mr. Schutt has led the company in its pursuit of responsible natural resource development, arctic-focused businesses, and utilities development serving US military bases in Alaska, along with many traditional uses of the lands.

Prior to being named Doyon President and CEO, Mr. Schutt served as Doyon's Senior Vice President and Chief Operating Officer from 2008 to 2011.  He graduated with honors and as an S. Town Stephenson scholar from Washington State University with a bachelors of science in civil engineering.  Mr. Schutt went on to receive a masters of science in civil engineering from Stanford University, followed by his juris doctorate from Stanford Law School.

Mr. Schutt is Koyukon Athabascan and is an enrolled member of the Native Village of Tanana.  He serves on the Board of Directors for Northrim BanCorp, Inc., Akeela, Inc., and the University of Alaska Fairbanks Board of Advisors.

Kit Marrs, CEO, stated: "We are extremely excited about strengthening our board of directors with the addition of Aaron Schutt.  He has a long track record of success building numerous Alaska-based companies with a wide range of business lines. Having someone with deep roots in Alaska, as well as someone who is highly respected in the Alaskan business community will greatly expand our connections in our home state."

"I am very pleased to join the board of Alaska Silver," said Mr. Schutt. "Alaska Silver's project area is in a part of Alaska I care deeply about and I look forward to helping responsible development move forward."

Grant of Stock Options and RSU's

In addition, the Company announces that it has granted an aggregate of 1,045,609 restricted share units ("RSUs") to directors and officers and 960,000 stock options to certain directors, officers, employees and consultants, of which 500,000 stock options were granted to directors and officers of the Company. The grants were made in accordance with the Company's compensation policy. Each RSU entitles the holder to receive one common share of the Company upon vesting and will vest one year from the grant date. Each stock option is exercisable at C$0.805 per share for a term of five years.

About Alaska Silver

Alaska Silver is a junior exploration company focused on the discovery and development of high-grade silver, gold and critical metals assets within one of North America's major high-grade silver and critical minerals districts at their Illinois Creek (IC) Project in western Alaska. Illinois Creek is a contiguous, 100%-owned land package totaling 80,895 acres (126.4 square miles or 32,337 hectares) anchored by two resource-level mineralization zones separated by 8 km of high potential exploration ground. At one end lies the high-grade silver mineralization at the Waterpump Creek zone, which hosts an Inferred Mineral Resource of 75 Moz AgEq at a grade of 279 g/t silver, 11.28 % zinc and 9.87% lead1,2,  that remains open to the north and south, as well as by the Illinois Creek mine. At the western end is the historical past-producing Illinois Creek Mine that closed due to low metal prices leaving untouched Indicated Mineral Resources of 260,000 oz gold at 0.92 g/t Au and 8.3 Moz silver at 29.72 g/t Ag, along with Inferred Mineral Resources of 290,000 oz gold at 0.84 g/t Au and 10.4 Moz silver at 30.11 g/t Ag2,3. The IC Project is located approximately 38 kilometers from the Yukon River, the region's primary marine transportation corridor. Headquartered in Alaska and Arizona, Alaska Silver is led by a team with a proven track record of large-scale mine discoveries.

1 For Waterpump Creek, the formulas for AgEq are AgEq (g/t)= Ag (g/t) + 28.56 x Pb(%) + 37.12 x Zn(%) and assume metal prices of US$24/oz Ag, US$1.30/lb Zn, and US$ 1.00/lb Pb.

2 Please refer to the NI 43-101 Technical Report titled "Illinois Creek Project, Western Alaska, USA" dated February 25, 2026 (effective date of January 22, 2026).

3 For Illinois Creek, AuEq values are based only on gold and silver values using metal prices of US$3,500/oz Au and US$45/oz Ag.

"Kit Marrs"

Kit Marrs

President & CEO

Phone: (520) 200-1667

kit@alaskasilver.com

Patrick Donnelly
Executive Vice President
pat@alaskasilver.com

Or visit our website at: www.alaskasilver.com

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward Looking Information

This news release contains "forward-looking information" within the meaning of applicable Canadian securities legislation. "Forward-looking information" includes, but is not limited to, statements with respect to the activities, events or developments that the Company expects or anticipates will or may occur in the future. Generally, but not always, forward-looking information can be identified by the use of words such as "plans", "expects", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates", or "believes" or the negative connotation thereof or variations of such words and phrases or state that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur" or "be achieved" or the negative connation thereof. This forward looking information relates to, among other things, the intended timing of trading of the Common Shares under a new CUSIP / ISIN and the Company's expectation that the simplification of its capital structure will result in enhanced trading liquidity and a clearer understanding of the Company's market value for investors.

Such forward-looking information is based on numerous assumptions, including among others, that the Common Shares will begin trading under a new CUSIP / ISIN on the timing anticipated and that the simplification of the Company's capital strucutre will result in enhanced trading liquidity and a clearer understanding of the Company's market value for investors. Although the assumptions made by the Company in providing forward-looking information is considered reasonable by management at the time, there can be no assurance that such assumptions will prove to be accurate and actual results and future events could differ materially from those anticipated in such information.

Important factors that could cause actual results to differ materially from the Company's plans or expectations include the risk that the Common Shares will not begin trading under the new CUSIP / ISIN on the timing anticipated or at all, and the risk that the simplification of the Company's capital structure will not result in enhanced trading liquidity or a clearer understanding of the Company's market value for investors. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in the forward-looking information or implied by forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated, estimated or intended. Accordingly, readers should not place undue reliance on forward-looking information. Readers are cautioned that reliance on such information may not be appropriate for other purposes. The Company does not undertake to update any forward-looking information or financial outlook that are incorporated by reference herein, except in accordance with applicable securities laws. Any forward-looking information contained in this news release is expressly qualified in their entirety by this cautionary statement. We seek safe harbor.